Exhibit 5.1

140 Scott Drive
Menlo Park, California 94025
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November 17, 2009	Frankfurt	San Diego
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File No. 042857-0017
Intuit Inc.
2700 Coast Avenue
Mountain View, CA 94043
Re:	Registration Statement on Form S-8; 371,886 shares of Common Stock, par value $0.01 per share
Ladies and Gentlemen:
     We have acted as special counsel to Intuit Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of up to 371,886 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), issuable upon the exercise of Mint Options (as hereinafter defined) granted under the Plan (as hereinafter defined) by Mint Software Inc., a Delaware corporation (“Mint”) which were assumed by the Company. Pursuant to an Agreement and Plan of Merger dated as of September 11, 2009, by and among the Company, Marble Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company and Mint (the “Merger Agreement”), on November 2, 2009 (the “Effective Date”), certain options to acquire Mint common stock (the “Mint Options”) outstanding on the Effective Date were assumed by the Company and converted into options to purchase shares of Common Stock according to a specified formula. Accordingly, in connection with the transaction, 371,886 Shares are to be issued under the Mint Third Amended and Restated 2006 Stock Plan (the “Plan”), pursuant to a registration statement on Form S—8 under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”) on November 17, 2009 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issue of the Shares.
     As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.
     We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

Intuit Inc.
November 17, 2009

     Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when either (i) the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers or (ii) when certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar therefor, and have been issued by the Company against payment therefor, in the circumstances contemplated by the Plan, assuming in each case that the individual issuances, grants or awards under the Plan are duly authorized by all necessary corporate action of the Company and duly issued, granted or awarded and exercised in accordance with the requirements of law and the Plan (and the agreements and awards duly adopted thereunder and in accordance therewith), the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and non assessable.
     This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ LATHAM & WATKINS LLP